UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2014 (September 22, 2014)

Ener-Core, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9400 Toledo Way Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 949-616-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

As disclosed in the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 19, 2014 (the “Prior 8-K”), on September 18, 2014, the registrant entered into a Securities Purchase Agreement providing for the sale and issuance of the registrant’s common stock (the “Financing Transaction”) to certain accredited investors (the “Investors”).

At the closing of the Financing Transaction, which occurred on September 22, 2014 (the “Closing”), the registrant sold and issued to the Investors an aggregate of 26,666,658 shares of the registrant’s common stock (the “Shares”) at a purchase price of $0.15 per share.

At the Closing, the registrant received gross proceeds of approximately $4 million. Chardan Capital Markets, LLC (“Chardan”) acted as the placement agent in connection with the Closing, and will receive the following as compensation: (1) a cash payment of $25,000; (2) 1,000,000 restricted shares of the registrant’s common stock; and (3) a warrant to purchase up to 1,000,000 shares of the registrant’s common stock at an exercise price of $0.50 per share. The registrant will also pay placement agent fees to Colorado Financial Service Corporation (“Colorado”) consisting of a cash payment of $48,750 and a warrant to purchase up to 325,000 shares of the registrant’s common stock at an exercise price of $0.50 per share. The warrants to be issued to Chardan and Colorado shall be exercisable for a period of four years after their issuance dates.

In connection with the Financing Transaction, the registrant entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the registrant will file a registration statement related to the Financing Transaction with the SEC covering the resale of the Shares that were issued to the Investors.

The terms of the Securities Purchase Agreement and the Registration Rights Agreement are summarized in Item 1.01 of the Prior 8-K, which description is incorporated herein by this reference. The summaries in this Item 1.01, and in Item 1.01 of the Prior 8-K, of the Securities Purchase Agreement and the Registration Rights Agreement do not purport to be a complete description of the material terms and rights and obligations of the parties thereunder and are qualified in their entirety by reference to such agreements, which were filed as Exhibits 10.1 and 10.2 to the Prior 8-K, and each such exhibit is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, on September 22, 2014, in connection with and pursuant to the Securities Purchase Agreement, the registrant sold the Shares to the Investors for gross proceeds of approximately $4 million.  Such sales were exempt from registration pursuant to Regulation D under the Securities Act.  The registrant made this determination based on the representations of the Investors, which included, in pertinent part, that each Investor was an “accredited investor” as that term is defined in Rule 501 of Regulation D, and that such Investor was acquiring the Shares for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such Investor understood that the Shares may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
10.1	Securities Purchase Agreement dated September 18, 2014 *

10.2	Registration Rights Agreement dated September 18, 2014 *

*	These exhibits were previously filed as Exhibits 10.1 and 10.2 to the registrant’s Current Report on Form 8-K that was filed with the SEC on September 19, 2014 and are incorporated herein by this reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENER-CORE, INC.
Date:	September 25, 2014	(Registrant)

		By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

3